                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                               ANSOFT CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                              72-1001901
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)



         Four Station Square, Suite 200, Pittsburgh, Pennsylvania 15219
               (Address of Principal Executive Offices) (Zip Code)


                    ANSOFT CORPORATION 1995 STOCK OPTION PLAN
                              (Full title of plan)

       Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware
                     (Name and address of agent for service)


                                  302-777-0205
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------------------------------
                                                                               Proposed
                                                       Proposed                 Maximum
  Title of securities         Amount to be         maximum offering       aggregate offering          Amount of
    to be registered           registered           price per unit               price            registration fee
----------------------------------------------------------------------------------------------------------------------
      Common Stock                655,400              $6.146(1)              $ 4,028,088(1)          $1,007 (1)
----------------------------------------------------------------------------------------------------------------------
                                1,344,600              $8.815(2)              $11,852,649(2)          $2,963 (2)
----------------------------------------------------------------------------------------------------------------------
         Total                  2,000,000                                     $15,880,737             $3,970
----------------------------------------------------------------------------------------------------------------------


(1) In accordance with Rule 457(h), such price is the price at which the options with respect to such shares may be exercised.
(2) The price is estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h)(1). The offering price and fee are computed based on the average of the high and low prices of the registrant's common stock as reported on the NASDAQ National Market System on March 29, 2001 as reported in the Wall Street Journal, Midwest Edition on March 30, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed with the Commission by Ansoft Corporation (the "Company") are incorporated herein by reference and made a part hereof:

         (a) The Company's latest annual report on Form 10-K for the fiscal year ended April 30, 2000;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above;

         (c) The description of the Company's common stock which is contained in the Company's registration statement on Form 8-A/A filed with the Commission, including any amendment or report filed for the purpose of updating such description; and

         (d) All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.  Not applicable.

Item 5.  Interests of Named Experts and Counsel.  Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "DGCL") and Article Seven of the Company's Amended and Restated Certificate of Incorporation, which provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity of another corporation or business organization. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with such action, suit or proceeding if such person acted in good faith and in a manner


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such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

         Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of a director's fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper benefit.

Item 7.  Exemptions from Registration Claimed.  Not applicable.

Item 8.  Exhibits.

Exhibit No.           Description
-----------           -----------
4.1                   1995 Stock Option Plan of the Company (incorporated by
                      reference from Registration Statement No. 333-1398).

5.1 Opinion of Buchanan Ingersoll Professional Corporation regarding the legality of the shares of Common Stock of the Company being registered hereby.

23.1 Consent of Buchanan Ingersoll Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto).

23.2                  Consent of KPMG LLP.

24.1 Powers of Attorney (included as part of the signature pages hereof).


Item 9.  Undertakings.

         (1) The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to

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the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on March 30, 2001.

                                             ANSOFT CORPORATION

                                                  /s/  Nicholas Csendes
                                             ---------------------------------
                                                     Nicholas Csendes,
                                                  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Nicholas Csendes and Anthony L. Ryan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional Registration Statements relating to the same offering, filed pursuant to Rule 462 and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


March 28, 2001   /s/ Zoltan J. Cendes, Ph.D.   Director and
                -----------------------------  Chairman of the Board
                   Zoltan J. Cendes, Ph.D.

March 28, 2001      /s/ Nicholas Csendes       Director and
                -----------------------------  Chief Executive Officer
                      Nicholas Csendes         (principal executive officer)

March 28, 2001      /s/ Thomas A.N. Miller     Director
                -----------------------------
                      Thomas A.N. Miller

March 28, 2001    /s/ Ulrich L. Rohde, Ph.D.   Director
                -----------------------------
                   Ulrich L. Rohde, Ph.D.

March   , 2001                                 Director
                -----------------------------
                      John N. Whelihan

March   , 2001                                 Director
                -----------------------------
                   Jacob K. White, Ph.D.

March 28, 2001        /s/ Anthony L. Ryan      Chief Financial Officer
                -----------------------------  (principal financial officer
                        Anthony L. Ryan        and principal accounting officer)


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Exhibit Index

Exhibit
Number                Description
-------               -----------
4.1                   1995 Stock Option Plan Company (Incorporated herein
                      by reference from Registration Statement No. 333-1398).

5.1* Opinion of Buchanan Ingersoll Professional Corporation regarding the legality of the shares of Common Stock of the Company being registered hereby.

23.1* Consent of Buchanan Ingersoll Professional Corporation (Included in their opinion filed as Exhibit 5.1 hereto).

23.2*                 Consent of KPMG LLP.

24.1* Powers of Attorney (Included as part of the signature pages hereof).

--------------------------
* Filed herewith.